UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 04, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 4, 2023, Meta Materials Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Offering”), providing for the issuance and sale by the Company, in a registered direct offering (the “Offering”), of (i) 75,000,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”), and (ii) warrants to purchase up to an aggregate of 75,000,000 shares of Common Stock (referred to individually as a “Warrant” and collectively as the “Warrants”). Each share of Common Stock and accompanying Warrant is being offered and sold at a combined price of $0.08. Each Warrant is exercisable at any time on or after the date that is six months from the date of issuance to purchase one share of Common Stock at a price of $0.095 per share. The Warrants expire five years from the initial exercise date.

The Offering closed on December 6, 2023. The Company expects to receive net proceeds of approximately $5.4 million from the Offering, after deducting Placement Agent (as defined below) fees and estimated offering expenses payable by the Company.

On December 4, 2023, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities and the Company agreed to pay the Placement Agent a cash fee equal to 6.5% of the gross proceeds generated from the sale of the securities in the Offering. The Company also agreed to reimburse A.G.P. for its accountable offering-related legal expenses in an amount up to $50,000.

The Offering was made pursuant to a prospectus supplement dated December 4, 2023, and a base prospectus dated November 18, 2022, which is part of a registration statement on Form S-3 (File No. 333-268282) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 10, 2022 and became effective on November 18, 2022. The Company does not plan to apply to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Purchase Agreement and the Placement Agency Agreement each contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and, with respect to the Purchase Agreement, ongoing covenants of the Company.

The foregoing descriptions of the Warrants, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

The legal opinion and consent of Ballard Spahr LLP relating to the issuance and sale of the shares of Common Stock and the Warrants being offered pursuant to the Purchase Agreement is attached as Exhibit 5.1 to this Report.

June 2022 Warrant Amendments

On December 4, 2023, in connection with, and as a condition to, the Offering, the Company entered into amendments (the “June 2022 Warrants Amendment”) of the Company’s warrants to purchase Common Stock issued on June 28, 2022 (the “June 2022 Warrants”) with certain holders of the June 2022 Warrants representing an aggregate of 25,925,927 shares of Common Stock. Pursuant to the June 2022 Warrants Amendment (i) the exercise price per share was reduced to $0.095, (ii) the Initial Exercise Date (as defined in the June 2022 Warrants) was amended to be (a) immediately with respect to an aggregate of 23,000,000 Warrant Shares (as defined in the June 2022 Warrants) underlying the June 2022 Warrants, and (b) six months after the amendment with respect to an aggregate of 2,925,927 Warrant Shares underlying the June 2022 Warrants, and (iii) the Termination Date (as defined in the June 2022 Warrants) was amended to be (a) the five-year anniversary after the amendment, with respect to an aggregate of 23,000,000 Warrant Shares underlying the June 2022 Warrants, and (b) the five-year anniversary of the Initial Exercise Date, as amended, with respect to an aggregate of 2,925,927 Warrant Shares underlying the June 2022 Warrants. These amendments became effective on December 4, 2023.

The foregoing description of the June 2022 Warrants Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of such document, a copy of which is attached as Exhibit 4.2 to this Report, and is incorporated herein by reference.

Item 8.01.	Other Events

On December 4, 2023, the Company issued a press release announcing the pricing of the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant.
4.2	Form of Amendment to Common Stock Purchase Warrant.
5.1	Opinion of Ballard Spahr LLP.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, dated December 4, 2023, by and between the Company and A.G.P./Alliance Global Partners.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
99.1	Press release dated December 4, 2023.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

Date:	December 6, 2023	By:	/s/ Uzi Sasson
Uzi Sasson Chief Executive Officer